United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	0-20293	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

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Registrant’s telephone number, including area code: (804) 633-5031

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 20, 2015, Union Bankshares Corporation (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2015. A copy of the Company’s press release is attached as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2015, Ronald L. Hicks, the Vice Chairman of the Board of Directors of the Company, notified the Company of his resignation from the Company’s Board of Directors effective June 30, 2015. Mr. Hicks has served as a director of the Company since 1993. He resigned for personal reasons and his resignation does not relate to any disagreement on matters relating to the Company’s operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on April 21, 2015 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders: (i) elected each of the persons listed below under Proposal 1 to serve as a director of the Company in Class I for a term that will continue until the designated date (Proposal 1); (ii) approved the Union Bankshares Corporation Stock and Incentive Plan, which amends and restates the Company’s 2011 Stock Incentive Plan (Proposal 2); (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015 (Proposal 3); and (iv) approved, in an advisory (non-binding) vote, the compensation of the named executive officers disclosed in the Company’s 2015 Proxy Statement relating to the Annual Meeting (Proposal 4).

The Company’s independent inspectors of election reported the vote of the shareholders as follows:

Proposal 1: To elect six Class I directors to serve until the 2018 annual meeting of shareholders or the director’s mandatory retirement age as provided in the Company’s Bylaws, whichever date is earlier:

Nominees:	Votes For	Votes Withheld	Broker Non-votes	Uncast
Beverley E. Dalton	30,856,400	373,431	6,212,368	240
Thomas P. Rohman	30,848,777	381,294	6,212,368	0
Raymond L. Slaughter	30,905,426	324,645	6,212,368	0
Charles W. Steger	30,764,298	459,028	6,212,368	6,745
Ronald L. Tillett	30,894,933	335,138	6,212,368	0
Keith L. Wampler	33,866,778	363,293	6,212,368	0

Proposal 2: To approve the Union Bankshares Corporation Stock and Incentive Plan:

Votes For	Votes Against	Abstain	Broker Non-votes	Uncast
30,309,202	735,222	185,647	6,212,368	0

Proposal 3: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Abstain	Broker Non-votes	Uncast
37,268,648	123,976	49,816	0	0

Proposal 4: To approve, in an advisory (non-binding) vote, the compensation of the named executive officers as disclosed in the Company’s 2015 Proxy Statement:

Votes For	Votes Against	Abstain	Broker Non-votes	Uncast
29,308,879	1,702,451	218,741	6,212,368	0

The Company holds an annual (non-binding) advisory vote until the next required vote on the frequency of such votes.

Item 8.01 Other Events.

On April 21, 2015, the Company issued a press release announcing the declaration of a quarterly dividend payable on May 29, 2015 to shareholders of record as of May 15, 2015. A copy of the press release is attached as Exhibit 99.2 hereto and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Union Bankshares Corporation press release dated April 20, 2015.
99.2	Union Bankshares Corporation press release dated April 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: April 22, 2015	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer